                                                                  EXHIBIT 10.26

                1996 NON-QUALIFIED EMPLOYEE STOCK PURCHASE PLAN

1. EFFECTIVE DATE AND PURPOSE OF THE PLAN

     The effective date of the Pediatrix Medical Group 1996 Non-Qualified Employee Stock Purchase Plan (the "Plan") is April 1, 1996.

     The purpose of the Plan is to encourage ownership of Pediatrix Medical Group Common Stock by eligible employees of the Company, thereby enhancing employee interest in the continued success and progress of Pediatrix Medical Group, Inc. The Plan provides employees the opportunity to invest in such stock at a discounted price through payroll deductions.

2. DEFINITIONS

     For purposes of this Plan, the following terms used in this document have the meanings as defined below:

          "Account" -- a separate account maintained by the Custodian for each Participant which reflects the number of shares of Common Stock purchased under the Plan by such Participant.

          "Agent and recordkeeper" -- Dean Witter Trust Company.

          "Business Day" -- a day on which there is trading on the NASDAQ exchange.

          "Committee" -- the Compensation Committee of the Board of Directors of Pediatrix.

          "Common Stock" -- Pediatrix Medical Group, Inc. common stock, par value of $.01 per share.

          "Company" -- Each of the following companies related to Pediatrix through long-term management contracts and which provide the medical component of the services required in respect of any arrangement where Pediatrix provides the non-medical component of the services required in respect of such arrangement: Pediatrix Medical Group of Arizona, California, Colorado, Illinois, Kansas, Michigan, New Jersey, New York, Ohio, Pennsylvania, Puerto Rico, Texas, Virginia and West Virginia, and any future business entity related to Pediatrix in such manner and which adopts the Plan with the consent of the Board of Directors of Pediatrix.

          "Compensation" -- the amount of a Participant's base wages, overtime, commissions, and cash bonuses, before giving effect to any compensation reductions made in connection with any plans described in Section 401(k) or
     Section 125 of the Code.

          "Custodian" -- The Bank of New York.

          "Eligible Employee" -- an employee of the Company who is eligible to participate in the Plan in accordance with Section 3. of this Plan.

          "Entry Date" -- the first Business Day of each Purchase Period.

          "Exchange Act" -- The Securities Exchange Act of 1934, as amended.

          "Fair Market Value" -- the value of a share of Common Stock on any Business Day shall be the average of the high and low prices of Common Stock as published in the NASDAQ listing for such day; in the event that such prices are not published, the Fair Market Value of a share of Common Stock shall be determined by the Committee.

          "Participant" -- each Eligible Employee who has elected to have amounts deducted from his or her Compensation to participate in this Employee Stock Purchase Plan.

          "Pediatrix" -- Pediatrix Medical Group, Inc., a Florida corporation.

          "Purchase Date" -- the first Business Day after the end of each Purchase Period on which it is administratively possible to do the purchase, but no more than five business days after the end of each Purchase Period.

          "Purchase Period" -- each of the six-month periods ending on the last day of September and March. The initial Purchase Period of the Plan shall begin on April 1, 1996, and end on September 30, 1996.

          "Purchase Price" -- the lesser of: the Fair Market Value of a share of Common Stock on the Entry Date, less 15%; or the Fair Market Value of a share of Common Stock on the Purchase Date, less 15%.

3. ELIGIBILITY

     Employees are eligible to participate in the Plan if, at the beginning of the Purchase Period, the employee is regularly scheduled to work at least 20 hours per week and more than five months per year. No employee shall be eligible to participate in the Plan if, immediately after the Entry Date, the employee (or any other person whose stock would be attributed to the employee pursuant to Section 424(d) of the Code) would own stock and/or hold options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of Pediatrix or any parent company or subsidiaries thereof. Any employee eligible to participate in the Pediatrix 1996 Qualified Employee Stock Purchase Plan is not eligible to participate in this Plan.

4. PARTICIPATION

     Participation in the Plan is voluntary. An eligible employee may elect to participate by completing an enrollment form and returning it to the Human Resources Department of Pediatrix. The payroll deductions will start at the beginning of the next Purchase Period. The completed enrollment form must be received by the Human Resources Department of Pediatrix no later than 15 days prior to the beginning of a Purchase Period.

     Purchase Periods begin on April 1 and October 1 of each year so long as the Plan remains in effect. Once an employee enrolls, he/she will automatically continue participation in subsequent Purchase Periods on the same basis, unless he/she elects to change deduction amounts, withdraw, or becomes ineligible.

5. COMMON STOCK AVAILABLE UNDER THE PLAN

     The maximum number of shares of Common Stock which may be purchased under the Plan is 500,000, subject to adjustment in the event of any capital change by reason of any stock dividend or split, recapitalization, merger in which Pediatrix is the surviving entity, combination or exchange of shares or similar corporate change. In such an event, the number and type of shares of Pediatrix which Participants may purchase under the Plan, and the maximum number of shares which may be purchased under the Plan, will be adjusted, as appropriate, by the Board of Directors of Pediatrix.

6. PURCHASES OF COMMON STOCK

     On the Purchase Date for each Purchase Period, whole and fractional shares will be purchased for each Participant with the accumulated Participant payroll deductions. The Purchase Price is the lesser of 85% of the Fair Market Value of a share of Common Stock on the Entry Date, or 85% of the Fair Market Value of a share of Common Stock on the Purchase Date of the Purchase Period. Additionally, commission charges relating to the purchase of Common Stock under the Plan will be paid by the Company.

7. INVESTING IN THE PLAN

     Plan elections for payroll deductions must be in whole percentages or specific dollar amounts. The minimum percent is 1% of Compensation per pay period, and the maximum percent is 15%.

     If a Participant elects a specific dollar amount, the minimum is $25 per pay period. The maximum payroll deduction per Purchase Period is $10,625. Please see Section 8 for limitations on purchases.

     Payroll deductions are accumulated in non-interest bearing accounts until each Purchase Date.

8. LIMITATION ON PURCHASES

     The Fair Market Value of Common Stock that a Participant has the right to Purchase under the Plan cannot exceed $25,000 in one calendar year. This limitation is based on calculating the Fair Market Value at the beginning of each Purchase Period.

9. CHANGING PAYROLL DEDUCTIONS

     A Participant's elected payroll deduction may be increased or decreased effective with the next Purchase Period. The form must be received by the Human Resources Department of Pediatrix no later than 15 days prior to the next Purchase Period. Changes will not become effective during a Purchase Period.

     Participants may, however, cease deductions during a Purchase Period. If a Participant ceases deductions during a Purchase Period the deductions already taken will be refunded to the Participant as soon as practicable. The Participant would not be eligible to participate again until the second Purchase Period after the one in which he/she withdrew. In order to rejoin the Plan, a new enrollment form must be submitted.

10. RIGHTS AS A STOCKHOLDER

     From the initial Purchase Date of shares of Common Stock, and thereafter (unless and until the Participant sells the Common Stock), the Participant shall have all the rights and privileges of a stockholder of Pediatrix with respect to the shares of Common Stock purchased by the Participant.

     Proxy information will be provided for each stockholders meeting, so that each Participant may have his/her full and fractional shares voted according to their instructions.

11. ACCOUNTS

     The Bank of New York has been appointed Custodian for the Plan. The Custodian will maintain an Account for each Participant. As shares of Common Stock are purchased at the end of each Purchase Period, each Participant's full and fractional shares will be held in his/her Account.

     Participants will receive an Account Statement, as soon as administratively possible after the end of each Purchase Period, which will include the number of full and fractional shares purchased for the Participant at the end of each Purchase Period, the total number of shares owned by the Participant under the Plan, the cost per share, and the current value of shares held.

12. NO TRANSFER OF RIGHTS

     The rights granted under the Plan may not be assigned or transferred under any circumstances.

13. ADMINISTRATION

     The Plan is administered by the Compensation Committee. The members of the Compensation Committee are not eligible to participate in the Plan. The Committee has the authority to interpret the Plan and to establish rules and regulations for its administration, and the decisions and interpretations of the Plan by the Committee shall be final, conclusive and binding upon all Participants. The Committee has the authority to delegate the day-to-day administration of the Plan.

14. SELLING STOCK

     Although the Plan is intended to provide Participants with an ownership interest in Pediatrix as an investment, Participants may sell shares of Common Stock purchased under the Plan by completing and submitting the appropriate form to the Human Resources Department of Pediatrix. Additionally, Participants will be responsible for the $15 transaction fee related to the sale and the $.05 per share commission fee.

     Restrictions may apply to the resale of shares of Common Stock by certain officers of the Company and those having similar responsibilities, who are subject to the SEC insider reporting and short-swing profit rules.

15. SHAREHOLDER APPROVAL

     The Plan shall become effective on April 1, 1996, subject to approval by the shareholders of Pediatrix. Participation in the Plan may commence on the effective date, prior to receipt of shareholder approval, provided that, if shareholder approval is not received prior to the initial Purchase Date, no shares of Common Stock shall be purchased under the Plan until Participants are advised of SEC rules regarding the sale of shares. Participants would have the option to remain in the Plan or have deducted amounts returned. In addition, to the extent necessary to comply with Rule 16b-3 of the Exchange Act or other applicable law, the Committee shall obtain approval of the shareholders of Pediatrix of any Plan amendment in such a manner and to such a degree as required.

16. AMENDMENTS

     The Compensation Committee may at any time, or from time to time, amend the Plan in any respect, except that, without approval of the shareholders of Pediatrix, no amendment may be made (a) increasing the number of shares which may be purchased under the Plan (other than provided in Section 5 herein), (b) materially increasing the benefits accruing to Participants, or (c) materially modifying the requirements as to eligibility for participation in the Plan.

17. TERMINATION OF THE PLAN

     The Plan and all rights hereunder shall terminate on the earliest of:

          - the date on which the maximum number of shares of Common Stock available for purchase under the Plan has been purchased;

          - the termination of the Plan by the Compensation Committee;

          - the effective date of any consolidation or merger in which Pediatrix is not the surviving entity, any exchange or conversion of outstanding shares of Pediatrix for or into securities of another entity or other consideration, or any complete liquidation of Pediatrix.

     Upon termination of the Plan, any shares in the Participant's account shall be delivered by the Custodian to the Participant or his/her legal representative as soon as practicable following such termination.

18. LAWS AND REGULATIONS

     Notwithstanding any other provision of the Plan, the rights of Participants to purchase Common Stock hereunder shall be subject to compliance with all applicable Federal, state and foreign laws, rules and regulations and the rules of each stock exchange upon which the Common Stock is from time to time listed.

     The Plan and purchase of Common Stock hereunder shall be subject to additional rules and regulations, not inconsistent with the Plan, that may be promulgated from time to time by the Committee regarding purchases and sales of Common Stock.

19. PARTICIPANT RETIREMENT, EMPLOYMENT TERMINATION, OR DEATH

     In the event of the Participant's retirement or termination of employment, any uninvested amount will be refunded to the Participant. Shares held in the Plan will be distributed in accordance with the Participant's instructions.

     In the event of the Participant's death, dollars and shares in the Participant's account will be delivered to the beneficiary designated on the Participant's enrollment form. If none is listed, the dollars and shares will be delivered to the Participant's estate.

20. EMPLOYMENT

     The Plan shall not confer any rights of continued employment upon any employee of a Company.

21. ADDITIONAL RESTRICTIONS OF RULE 16B-3

     Persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3 of the Exchange Act or any successor provision. This Plan shall be deemed to contain such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions. In the event that Rule 16b-3 provides specific requirements for the administrators of plans of this type, the Plan shall only be administered by such body and in such a manner as to comply with the applicable requirements of Rule 16b-3. Unless permitted by Rule 16b-3, no discretion concerning decisions regarding the Plan shall be afforded to any Committee or person that is not "disinterested" as that term is used in Rule 16b-3.

22. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

     Subject to any required action by the stockholders of Pediatrix, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by Pediatrix; provided, however, that conversion of any convertible securities of Pediatrix shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by Pediatrix of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

     In the event of the proposed dissolution or liquidation of Pediatrix, the Purchase Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. In the event of a proposed sale of all or substantially all of the assets of Pediatrix, or the merger of Pediatrix with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be assumed or substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Participant shall have the right to exercise the option as to all of the optioned stock, including shares as to which the option would not otherwise be exercisable. If the Committee makes an option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Committee shall notify the Participant that the option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the option will terminate upon the expiration of such period.

     The Committee may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that Pediatrix effects one or more reorganizations, recapitalization, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of Pediatrix being consolidated with or merged into any other corporation.